UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the   Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 16, 2009

Acacia Diversified Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Texas	1-14088	75-2095676
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3512 E. Silver Springs Blvd - #243, Ocala, FL 34470
(Address of Principal Executive Offices)

(877) 513-6294
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amended Current Report on Form 8-K is being filed to supplement and amend information provided in the Current Report on Form 8-K filed on September 16, 2009 in order to fully disclose information then-disclosed under “Item 1.01. Entry into a Material Definitive Agreement”, and information provided in the Current Report on Form 8-K filed on December 30, 2009 in order to fully disclose information then-disclosed under “Item 2.01. Completion of Acquisition or Disposition of Assets” by Acacia Diversified Holdings, Inc. f/k/a Acacia Automotive, Inc..  To that extent, the Company also seeks to make disclosure under “Item 2.01. Creation of Financial Obligation”.  While the Management Agreement and Asset Purchase Agreement were executed on August 31, 2009, certain material terms to both agreements were modified following the Filings and December 26, 2009, the effective date of the acquisition transaction. A First Amendment to the Asset Purchase Agreement and the related loan documents creating an obligation to the registrant were executed on December 10, 2009 with an effective date of December 26, 2009. On July 26, 2012, the shareholders of the Company voted to change the name of the Company from Acacia Automotive, Inc. to Acacia Diversified Holdings, Inc.

Item 1.01 Entry into a Material Definitive Agreement

(1)
On August 31, 2009 the Company entered into an Asset Purchase Agreement (the “APA”) to acquire certain assets of the Chattanooga Auto Auction. The APA contained the forms of the various lease documents, loan documents, and other associated documents anticipated to be executed on the effective closing date of December 26, 2009.  The Company created Acacia Chattanooga vehicle Auction, Inc. (“ACVA”), a Tennessee corporation, to accept the assets in the transaction and act as the Chattanooga operating subsidiary of the Company. The acquisition, as reported on the Current Report on Form 8-K dated September 16, 2009, included as Exhibits copies of the APA together with the forms of the various associated documents.

A true and accurate copy of the Asset Purchase Agreement is incorporated by reference to Exhibit Number 10.02 to the Current Report on Form 8-K dated September 16, 2009.

(2)
On December 10, 2009, the parties executed the First Amendment to Asset Purchase Agreement (the “First APA Amendment”) with an effective date of December 26, 2009. The First APA Amendment modified, but did not replace, the APA and made significant changes as it:

(a)   Provided for an increase in the line of credit from $1,500,000 to $2,000,000
(b)   Eliminated the references to Exhibit E to the APA in its entirety.  Exhibit E had contained the forms of the loan documents, which subsequently came to be executed in the form coincident with the execution of the First APA Amendment.
(c)   Provided for the Seller to change its name from “Chattanooga Auto Auction” within 30 days of the effective closing date such as to not conflict with Buyer’s use thereof.
(d)   Allowed for the Seller, as a result of Seller’s continuing representations that it could not provide audited financial statements without unreasonable hardship, if at all, to provide unaudited financial statements for its operations during fiscal years 2008 and 2009 rather than audited financial as originally agreed.

A true and accurate copy of the First Amendment to Asset Purchase Agreement is attached as Exhibit 10.01 hereto.

(3)
On August 31, 2009, simultaneously with execution of the APA, the Company entered into a Management Agreement whereby the Company would manage the Chattanooga Auto Auction for the Sellers until the acquisition closed at December 26, 2009.

In general, the Management Agreement appointed the Company as the manager of the Auction and required the Company to operate the business in the ordinary course consistent with past custom and practice while allowing the Company’s management certain latitudes. Under the terms of the Management Agreement, the Company was entitled to receive a fee equal to 50% of the Net Profit, as defined, of the Auction during the term of the Management Agreement.

However, the Company soon entered into a verbal agreement whereupon the parties agreed that the Company, as Buyer, would forego the right to any portion of the profits during the period of the Management Agreement if the Seller would agree to pay the costs of certain maintenance, repair, and improvements to the physical plant and premises prior to the Company’s assumption of a lease thereon, such that the facility would be more habitable and usable and in a better state of repair.  Additionally, there was no accounting of the operations of the Seller for that period provided to the Company until approximately April 1, 2010.  The final result being that there were no profits shared.

A true and accurate copy of the Management Agreement is incorporated by reference to Exhibit Number 10.01 to the Current Report on Form 8-K dated September 16, 2009.

(4)
Subsequent to execution of the APA on August 31, 2009, the Company and the Seller agreed to make joint efforts in obtaining a Novation Agreement from the United States General Services Administration (the “GSA”), such that the Company could continue benefitting from the sale of GSA vehicles at the Chattanooga auction facility under the Seller’s contract.

In general, the Novation Agreement would provide for a legal change in the terms of the auction’s GSA contract whereby the Company could step in and fulfill the remaining term thereof.  The efforts to complete that agreement with the government continued until the final version which was approved by the GSA and executed by the parties to the APA in February and March of 2010.

A true and accurate copy of the Novation Agreement executed by the Company and the Seller is attached hereto as Exhibit 10.03.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As a part of the significant changes related to the First APA Amendment, the original proposed terms and conditions of the revolving loan facility were materially altered prior to their execution by mutual consent of the parties.  On December 26, 2009, the Company’s ACVA subsidiary (as the “Borrower”) entered into a Revolving Loan Agreement, Loan Note, Security Agreement, as well as Corporate and Personal Guarantys by the Company and its CEO, respectively (collectively the “Loan Agreements”), with Alexis Ann Jacobs, the principal seller of the Chattanooga assets and the principal owner and leaser of the Chattanooga facility to ACVA (as the “Lender”). In a Current Report on Form 8-K dated December 30, 2009, the Company reported an increase in the credit line from the original $1,500,000 to $2,000,000, but inadvertently failed to properly report other material changes to the Loan Agreements after the executions thereof.  Significant material changes to the documents included:

(1)	A change in the purposes for which the funds drawn from the line of credit could be used. Specifically, the language was revised from:

a.    “Use of Proceeds.  Proceeds of the Loans shall be used by the Borrower only for Borrower’s use in operating an auto auction at the facility of Borrower located at 2120 Stein Drive, Chattanooga, Tennessee 37421-7219, as a credit line attached to Borrower’s CAR Trading Account such as is common and necessary to maintain daily compensating balances during the settlement (collection and payment) of vehicles sold at auction.”

To now read:

b.    “Use of Proceeds.  Proceeds of the Loans shall be used by the Borrower only for general corporate purposes in the normal course of business.”

(2)	A change in the manner in which the funds were to be drawn. Specifically, the language was revised from:

a.    “To request a Loan hereunder, the Borrower shall give written notice to the Lender at least two Business Days prior to the requested date (which shall be a Business Day) of the advance of the Loan and, subject to the terms of this Agreement, the Lender shall make the advance of the Loan on such requested date.  As used herein, “Business Day” means a day (other than a Saturday or Sunday) on which banks generally are open in Columbus, Ohio and New York City for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.”

To now read:

b.    “Requests for, and disbursements of, Loans hereunder shall be pursuant to such procedures as agreed from time to time by the Lender and the Borrower.”

The procedures agreed upon by the parties resulted in the Lender providing $2,000,000 as a cash deposit to their newly-established account at the banking institution of Borrower and tied to Borrower’s account, such that transfers could be made manually from one account to the other, but that advances were made automatically to cover any shortfall in the account of Borrower without any requirement to notify the Lender.

(3)	A change to the Financial Covenants as to Net Worth. Specifically, the language was revised from:

a.    “Financial Covenants. Net Worth.  At all times maintain Net Worth of not less than $______________.  As used herein, “Net Worth” means at any time the stockholders’ equity of the Borrower as of such time.”

To now read:

b.    “Financial Covenant: Net Loss.  Not permit its Cumulative Net Loss to be larger than (i) $600,000 from the date hereof through and including the last day of its 2010 fiscal year, and (ii) $800,000 from the date hereof through and including December 28, 2012.  As used herein, “Cumulative Net Loss” means the cumulative net loss of the Borrower for the applicable period as determined and calculated in accordance with generally accepted accounting principles.”

(4)	An elimination of requirements for a Debt Service Coverage Ratio. Specifically, the following initial language was eliminated from the final execution version:

“Debt Service Coverage.  Maintain a Debt Service Coverage Ratio of not less than (blank) to 1:00, determined as of the end of each of its fiscal quarters for the most-recently ended four fiscal quarters.  As used herein, Debt Service Coverage Ratio” means the ratio of (i) EBITDA plus lease and rent expense to (ii) CMLTD plus interest expense plus lease and rent expense; “EBITDA” means earnings before interest expense, taxes, depreciation and amortization; “CMLTD” means current maturities of long term debt and capital leases, all calculated for the Borrower.”

True and accurate copies of the referenced Loan Agreements associated with the First APA Amendment and executed in conjunction with the effective closing date of December 26, 2009 are attached hereto as Exhibit 10.02.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.01 –  First Amendment to Asset Purchase Agreement dated December 12, 2009 with an effective date of December 26, 2009

Exhibit 10.02 –  Loan and financing documents with associated guaranty documents executed as of the effective date of December 26, 2009

Exhibit 10.03 –  Novation Agreement Documents executed by the Company and the Seller during February and March 2010, with an effective date of December 26, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2012                                                                                      ACACIA DIVERSIFIED HOLDINGS, INC.
(Previously ACACIA AUTOMOTIVE, INC.)

    /s/ Steven L. Sample
By: Steven L. Sample
Its: Chief Executive Officer